Vitro Biopharma 1st Quarter ended January 31st 2019 Financial Results of Operations

Golden, Colorado-March 21, 2018-Vitro Diagnostics, Inc. (OTCQB: VODG), dba Vitro Biopharma, announced its 1st quarter ended January 31st 2019 financial results of operations.

Vitro Diagnostics Inc. (“Vitro Biopharma”) is pleased to announce a record 1st quarter in Stem Cell Revenues.  Vitro Biopharma recorded 1st quarter revenues of $192,895 vs $87,185 an increase of 121% over the same comparative quarter last year.  In addition, Stem Cell treatments accounted for 71% of the revenues up from 62% of the revenues in the prior comparative quarter last year.  Current quarter stem cell revenues were $137,123 for the 1st quarter ended January 31, 2019 vs $54,152 for the first quarter ended January 31, 2018.

The company’s gross profit margins improved to 73% up from 68% in the comparative prior year’s quarter.  Gross margin improvement is in line with the strategic direction of the company to expand the market of its flagship stem cell product AlloRx™.  The company’s clean-room lab expansion last year and expanded Stem Cell manufacturing using its patent-pending cell line, has increased efficiencies and lowered production costs.

Overall expenses increased in the quarter to $189,967 from $153,039 in the prior year’s comparative quarter.  The increase in expenses reflects additional team resources as the Company expands its capability to service its strategic direction of offshore Stem Cell treatments.  The company also expended additional resources on external consultants supporting our regulatory efforts in achieving CLIA and ISO certifications.

During the quarter the company achieved and pursed the following company objectives;

•Achieved ISO9001 Certification:

This was a key milestone in the Company's development as a supplier of advanced stem cell treatments worldwide. The ISO quality standard ranks the company in the top 1% of manufacturers with regards to commitment to customer satisfaction using controlled systems of product manufacturing and service, quality control, distribution, and planning in compliance with all applicable regulatory and ISO standards while engaging in continual improvement based on ongoing performance metrics. The registered quality umbrella of ISO 9001 extends to all operations of Vitro Biopharma. This is an important milestone in our regulatory compliance program to assure continual supply of high-quality stem cells and related products and services for clinical and research applications worldwide. Vitro is now certified as an ISO 9001 manufacturer and service provider that is cGMP compliant and CLIA registered. Our world class certifications support our continued international growth accelerating our IRB approvals into clinical stem cell trials. Together our stem cell manufacturing, post-transplant stem cell activation therapy and diagnostic services provide a comprehensive platform to fully support clinical regenerative medicine studies. Our regulatory team, including our QA Director, COO and our FDA Advisory team were instrumental in the development and implementation of all tasks necessary to achieve the ISO Certification in QI of 2019.

•Cosmetic product developed as topical Stem Cell Serum:

Vitro Biopharma’s cosmetic topical stem cell serum is being distributed by Limitless MD into cosmetic clinics that are providing the topical treatment as a beautification product used in conjunction with various skin resurfacing devices.  To date the company’s product is being offered in 6 cosmetic clinics.

www.jackzamoramd.comwww.limitlessmdcell.com

•Subsequent to the quarter the company received Provisional approval from the National Stem Cell Ethics Committee (NSCEC) of the Ministry of Health of the Commonwealth of the Bahamas for a clinical trial entitled ''Vitro Biopharma Allogeneic Mesenchymal Stem Cell Therapy for Musculoskeletal Conditions'':

This broadens Vitro Biopharma's expansion into highly regulated stem cell trials in collaboration with the Nassau-based Medical Pavilion of the Bahamas (TMPB). http://www.tmp-bahamas.com.

Vitro Biopharma currently provides numerous products to support cancer and stem cell research that were originally introduced into commercial distribution in 2008. While our research products gained significant commercial recognition, we also expanded into clinical markets for our highly competitive stem cell culture media, MSC-Gro™. This resulted in the use of MSC-Gro™ in an extensive osteoarthritis (OA) clinical trial in Australia. MSC-Gro™ was used to expand adipose-derived Mesenchymal Stem Cells (''MSCs'') prior to injection into arthritic knees, shoulders and hips. These results provided evidence of safety and efficacy in over 600 patients including pain reduction, functional improvement, reduced need for joint replacement and cartilage regeneration. These results have been duplicated and extended in 35 published clinical trial results from 2385 patients. Pre-clinical studies in over 20,000 animals also support clinical safety and efficacy of MSC transplants for OA.

The new trial in the Bahamas licenses Vitro Biopharma to use its AlloRx Stem Cell™ product to treat Osteoarthritic (“OA”) conditions, ligament and tendon injury, meniscus reduction/injury, and herniated disc. Prior treatments relied predominantly on stem cells derived from the same patient known as an autologous stem cell transplant. Vitro Biopharma's trial in the Bahamas will test the safety and efficacy of our donor-derived allogenic AlloRx Stem Cell™ product. This trial will provide important clinical data to be utilized in gaining future FDA approvals for use in the US market. A similar allogeneic stem cell product has been recently approved in the EU for treatment of a type of Crohn's disease.

We will now be able to extend stem cell therapy based on our novel, patent-pending AlloRx Stem Cell™ product to a variety of musculoskeletal conditions. These include OA of any joint, ACL/MCL tear, Achilles tendon rupture, rotator cuff injury and tennis elbow that are highly prevalent and have few disease-modifying options. It is important to note that many stem cell treatments now performed are problematic due to limited potency and failure to meet basic criteria of stem cells. Also, contamination due to poor production methods that are not in compliance with FDA regulations can cause serious complications. Vitro Biopharma has operated a highly regulated, FDA-compliant commercial biologics manufacturing operation for several years and is cGMP compliant, ISO 9001 Certified, FDA/CLIA registered and ISO 13485 compliant. All manufacturing occurs in a certified sterile clean room with extensive and advanced testing to assure the absence of contamination. Furthermore, in numerous patients treated to date by IV infusion of AlloRx Stem Cells™ there have been no significant adverse events.''

The company partnered with Dr. Conville Brown, MD, MBBS, FACC, FESC, PhD, the founder and CEO of the Medical Pavilion of the Bahamas who is the Principal Investigator of this trial and director of its clinical administration. Dr Brown was instrumental in the establishment of the NSCEC in the Bahamas.

About the Medical Pavilion of the Bahamas: TMPB operates within a 40,000 square foot building as a partnered care specialty medical facility with 10 different centers in various areas including cardiology, cancer, clinical research and kidney disease. One of the centers is the Partners Stem Cell Centre, where the present trial will be conducted. The Partners Stem Cell Centre provides an environment to conduct stem cell research and clinical trials under the model of ''FDA rigor in a Non-FDA Jurisdiction'' TMPB employs 20 medical specialists in various fields. See www.tmp-bahamas.com for additional information.

During the quarter the company expended approximately $20,000 of additional expenses to move its Bahama partnership forward.  The company does not expect the Bahamas clinical trial to contribute to revenue until the end of the fiscal year.

•Expansion of revenues from the clinical trials in the Cayman Islands:

During the quarter Vitro Biopharma continued to expand its clinical trial business in the Cayman Islands with its partner www.DVCStem.com under the joint IRB covering inflammatory conditions.  Treatments to date have covered MS, OA and other auto immune diseases.  DVCStem specializes in clinical stem cell regenerative medicine utilizing Vitro Biopharma’s AlloRx™ stem cells under approval of the Ministry of Health of the Cayman Islands.

Our overall objectives are to support high quality offshore medical stem cell tourism with clinical trial partners worldwide.

In summary, Vitro Biopharma is advancing as a key player in regenerative medicine with over 10 years' experience in the development and commercialization of stem cell products for research and clinical use recognized by a Best in Practice Technology Innovation Leadership award for Stem Cell Tools and Technology and a growing track record of successful translation to clinical treatments. We plan to leverage our proprietary technology platform to the establishment of international Stem Cell Centers of Excellence and over time, gain regulatory approvals in the US.

Vitro Biopharma, for over 10 years, has supplied major biopharmaceutical firms, elite university laboratories and clinical trials worldwide with its Umbilical Cord Mesenchymal Stem Cells

(AlloRx™), and it's MSC-Grow™ Brand of cell culture media along with advanced stem cell diagnostic services.

www.vitrobiopharma.com

• NutraVivo™ manufacturing outsourced and formulation being finalized:

During the quarter the company finalized an agreement with an aCMO to reformulate and mass manufacture its NutraVivo™ brand of nutraceuticals.

These are natural substances that activate the bodies own stem cells to enhance recovery from injury such as TBI, stroke, MS,PD and other autoimmune and neurological diseases.

The NutraVivo™ product will be offered private label to Limitless clinics and is being recommended as supplemental support to clinical treatments in the Cayman Islands and Bahamas.

•Accelerated the Company’s Marketing Program

oUpdated its website and SEO

oEstablished initial social media presence

oDeveloped and expanded off-shore stem cell therapy partnerships.

•Research and Development

oDeveloped the private label Limitless MD stem cell serum for use in cosmetic applications for skin beautification.

Dr. Jim Musick, CEO of Vitro Biopharma, said, “We are very pleased with the increased revenue growth during our first quarter 2019.  We are continuing to develop our business model including growth of revenue from combined research product sales and revenues from off-shore markets for our clinical products and services. This began about 5 years ago with sales of Clinical Grade MSC-Gro™ to support OA clinical trials in Australia.  In 2017, we began sales of clinical grade stem cells to the DaVinci Centre in Grand Cayman Island that continue to grow in 2019.  We continue to expand off-shore partnerships for additional indications and revenue growth for the Company.  In addition, we are beginning the initial marketing of our Stem Cell Therapy for Traumatic Brain Injury (“TBI”).  Our products include a novel and patent-pending formulation of natural substances known to activate human stem cells together with diagnostic procedures to access molecular and brain structural injury and their response to therapy.  Since we rely on unique combinations/formulations of natural dietary supplements, this therapeutic intervention is not subject to FDA regulation and our diagnostic procedures are conducted in compliance with CLIA. The TBI initiative will be initially launched in the US.  In addition, we are considering the FDA’s fast track approval of stem cell treatments (RMAT) for transplants including novel deployment methods to treat musculoskeletal conditions, Parkinson’s disease, Stroke and Alzheimer’s disease.”

In summary, Vitro Biopharma is advancing as a key player in regenerative medicine with 10-years’ experience in the development and commercialization of stem cell products for research, recognized by a Best in Practice Technology Innovation Leadership award for Stem Cell Tools and Technology and a growing track record of successful translation to therapy. We plan to leverage our proprietary technology platform to the establishment of international Stem Cell Centers of Excellence and regulatory approvals in the US and worldwide.

Sincerely yours,

James R. Musick, PhD.

President, CEO & Chairman of the Board

www.vitrobiopharma.com

Forward-Looking Statements

Statements herein regarding financial performance have not yet been reported to the SEC nor reviewed by the Company’s auditors. Certain statements contained herein and subsequent statements made by and on behalf of the Company, whether oral or written may contain “forward-looking statements”.  Such forward looking statements are identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, product research and development activities, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures.  Factors that could cause actual results to differ materially include, among others, acceptability of the Company’s products in the market place, general economic conditions, receipt of additional working capital, the overall state of the biotechnology industry and other factors set forth in the Company’s filings with the Securities and Exchange Commission.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Dr. James Musick

Chief Executive Officer

Vitro BioPharma

(303) 999-2130 Ext. 3

E-mail: jim@vitrobiopharma.com

Source: Vitro Diagnostics, Inc.

www.vitrobiopharma.com

Vitro Diagnostics, Inc.				
First Quarter Ended January 31st 2019	**2019**		**2018**	
Income Statement				
Stem Cell Treatments and Applications	137,123		48,530	
Stem Cell Research Products	41,989		33,033	
Other	13,783		5,622	
Total Revenues	**192,895**		**87,185**	
COGS	52,131	27%	28,218	32%
Gross Profit	**140,764**	**73%**	**58,967**	**68%**
SGA Expenses	44,823		51,387	
Office Expenses	11,884		7,421	
Legal, Accounting and Banking Fees	41,103		4,167	
Laboratory R&D & Quality Control	49,588		39,045	
Total Operating Expenses	**147,398**		**102,020**	
Net Operating Profit (Loss)	**(6,634)**		**(43,053)**	
Non Cash Depreciation and Amortization	(11,416)		(8,113)	
Non Cash Stock for Services	-		-	
Non Cash Interest on Secured Notes Payable	(22,275)		(5,771)	
Non Cash Interest on Shareholder Debt	(8,878)		(37,135)	
Net Income (Loss)	**(49,203)**		**(94,072)**

The company provides its financial information for investor purposes only, the results published are not audited or necessarily SEC or GAAP compliant

The company provides its financial information for investor purposes only, the results published are not audited or necessarily SEC or GAAP compliant

Vitro Diagnostics, Inc.	**2019**
1st Quarter ended January 31st	
Statement of Cashflows	
Net Loss Ended 1st Quarter ended January 31st 2019	**(49,203)**
Non Cash Depreciation and Amortization	11,416
Increase in current and other Assets	(80,245)
Decrease in Current and other current Liabilities	(23,115)
Net cash used in operations	**(91,944)**
Cashflows from Investing Activities	
Equipment and Patent Costs	(4,594)
Shareholder Debt Re-payment	(30,000)
Employee Incentives for prior year	(69,000)
Non Cash Secured Note Interest	22,275
Non Cash Shareholder Note Interest	8,878
Net Cash provided by Financing Activities	**(72,441)**
Net Increase (Decrease) in Cash for the quarter ended January 31st	**(213,588)**
Cash Beginning of the quarter Nov. 1st 2018	**392,996**
Cash quarter ended January 31st 2019	**179,408**

The company provides its financial information for investor purposes only, the results published are not audited or necessarily SEC or GAAP compliant.

The company provides its financial information for investor purposes only, the results published are not audited or necessarily SEC or GAAP compliant.